Exhibit 5


June 17, 1996


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:  Third Amended and Restated Ross Stores, Inc. 1988
     Restricted Stock Plan and Ross Stores, Inc. 1991
     Outside Directors Stock Option Plan --
     Registration Statement on Form S-8

Gentlemen and Ladies:

     As legal counsel for Ross Stores, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 1,000,000 shares of the Company's Common Stock, $0.01 par value, which may be issued pursuant to the Third Amended and Restated Ross Stores, Inc. 1988 Restricted Stock Plan (the "Restricted Plan"), and 50,000 such shares which may be issued pursuant to the exercise of options granted under the Ross Stores, Inc. 1991 Outside Directors Stock Option Plan (the "Directors Plan").

     We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, the corporation laws of the State of Delaware and the federal law of the United States. As to matters of Delaware corporation law, we have based our opinion solely upon examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

GRAY CARY WARE & FREIDENRICH

Securities and Exchange Commission
June 17, 1996
Page 2

     Based on such examination, we are of the opinion that the 1,000,000 shares and 50,000 shares of Common Stock which may be issued pursuant to the Restricted Plan and upon the exercise of options granted under the Directors Plan, respectively, are duly authorized shares of the Company's Common Stock, and, when issued in accordance with the provisions of the Restricted Plan or the Directors Plan, as the case may be, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration
Statement.


                                 Respectfully submitted,

                                 /s/Gray Cary Ware & Freidenrich

                                 GRAY CARY WARE & FREIDENRICH
                                 A Professional Corporation